SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): January 4, 2001

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                1-9466 13-3216325
           (Commission File Number) (IRS Employer Identification No.)


                            3 World Financial Center
                            New York, New York 10285
                        (Address of principal (Zip Code)
                               executive offices)

                  Registrant's telephone number, including area
                                     code:
                                 (212) 526-7000

Item 5.  Other Events


Fourth Quarter Earnings

         On January 4, 2001, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its fourth quarter and full fiscal year 2000 earnings (the "Earnings Release").

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

The following Exhibits are filed as part of this Report.

         99.1     Press Release Relating to Fourth Quarter 2000 Earnings

         99.2     Consolidated Statement of Income
                  (Three Months Ended November 30, 2000)
                  (Preliminary and Unaudited)

         99.3     Consolidated Statement of Income
                  (Twelve Months Ended November 30, 2000)
                  (Preliminary and Unaudited)

         99.4     Segment Net Revenue Information
                  (Three and Twelve Months Ended November 30, 2000) (Preliminary and Unaudited)

         99.5     Selected Statistical Information
                  (Preliminary and Unaudited)

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LEHMAN BROTHERS HOLDINGS INC.


                                         By:    /s/   David Goldfarb
                                         ------------------------------------
                                                   David Goldfarb
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)



Date:  January 4, 2001

                                  EXHIBIT INDEX



Exhibit No.            Exhibit

Exhibit 99.1           Press Release Relating to Fourth Quarter 2000 Earnings

Exhibit 99.2           Consolidated Statement of Income
                       (Three Months Ended November 30, 2000)
                       (Preliminary and Unaudited)

Exhibit 99.3           Consolidated Statement of Income
                       (Twelve Months Ended November 30, 2000)
                       (Preliminary and Unaudited)

Exhibit 99.4           Segment Net Revenue Information
                       (Three and Twelve Months Ended November 30, 2000) (Preliminary and Unaudited)

Exhibit 99.5           Selected Statistical Information
                       (Preliminary and Unaudited)

EXHIBIT 99.1

[GRAPHIC OMITTED]
LEHMAN BROTHERS
Press Release



For Immediate Release                   Media Contact:        William J. Ahearn
                                                              (212) 526-4379

                                        Investor Contact:     Shaun Butler
                                                              (212) 526-8381



                             LEHMAN BROTHERS REPORTS
                     RECORD 2000 EARNINGS OF $1.78 BILLION,
                                UP 57% FROM 1999


              Fourth Quarter Earnings Increase 33%, Revenues Up 20%


NEW YORK, January 4, 2001 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported that net income was a record $1.78 billion for the full fiscal year 2000, an increase of 57 percent from the $1.13 billion of net income reported in fiscal 1999. For the full year, earnings per common share increased 56 percent to a record $6.38 (diluted), compared with $4.08 per share (diluted) in fiscal 1999.

For the quarter ended November 30, 2000, net income was $399 million, or $1.46 per common share (diluted), an increase of 33 percent from $301 million, or $1.14 per share (diluted), reported in the fourth quarter of fiscal 1999.

"This was a terrific year for Lehman Brothers, as we set new records for revenues, net
                                  -- more --

                                                            2000 Earnings/Page 2

income, and return on equity," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "Across the board, our results clearly demonstrate that the Firm is among the top performers in the industry."

Mr. Fuld also noted that Lehman Brothers' performance in the 2000 fourth quarter, in particular, underscored the strategic and financial strength of the Firm's global equity, fixed income and investment banking franchises.

"In what was clearly one of the most difficult operating environments in several years, Lehman Brothers posted significant year-over-year increases in the fourth quarter, and a return on equity over 22 percent," he said. "This demonstrates not only the strength, but also the diversification of the Firm's business mix from a product and a geographic standpoint, as well as our continued successful management of expenses and risk."

Mr. Fuld said that for the full year, Lehman Brothers posted record results in its investment banking, global equities, fixed income, and high-net-worth retail businesses, as well as across all regions.

For the 12 months of fiscal 2000, net revenues (total revenues less interest expense) were $7.7 billion, an increase of 44 percent from $5.3 billion in fiscal 1999. Net revenues for the fourth quarter were $1.7 billion, an increase of 20 percent from $1.4 billion in the fourth quarter of fiscal 1999.

For the full fiscal year, non-interest expenses were $5.1 billion. Non-personnel expenses were $1.2 billion, compared with $1 billion in the 1999 fiscal year. Non-interest expenses for the fiscal 2000 fourth quarter were $1.1 billion. Non-personnel expenses for the same period were $338 million, compared with $312 million in the fiscal 2000
                                   -- more --

                                                            2000 Earnings/page 3

third quarter, and $258 million in the previous fiscal year's fourth quarter. For the year, compensation and benefits as a percentage of net revenues were 51 percent, down from 52 percent in the first three quarters of fiscal 2000, even as the Firm continued to expand its investment banking, equities, and European businesses, as well as its technology infrastructure around the world.

For the full year,  the Firm's  pre-tax  margin was 33.5 percent,  compared with
30.5 percent in fiscal 1999. Return on common equity was 27.4 percent, compared with 21.8 percent in fiscal 1999. For the fiscal 2000 fourth quarter, the Firm's pre-tax margin was 32.6 percent, compared with 31.1 percent in the fourth quarter of fiscal 1999. Return on common equity was 22.4 percent for the quarter ended November 30, 2000, compared with 21.6 percent in the fourth quarter of fiscal 1999. Return on common equity is calculated before any adjustments for special preferred dividends.

As of November 30, 2000, Lehman Brothers stockholders' equity and trust preferred securities totaled $8.6 billion, and total capital (stockholders' equity, trust preferred securities, and long-term debt) was $44 billion. Book value per common share was $28.78.

Earnings per share calculations reflect a 2-for-1 split of the Firm's common stock effective on October 20, 2000. Earnings per share also include the impact of a special preferred dividend of $50 million in the full 1999 and 2000 fiscal years. American Express Company and Nippon Life Insurance Company are entitled to receive an annual non-cumulative preferred dividend equal to 50 percent of the amount by which the Firm's net income for the full fiscal year exceeds $400 million, up to a maximum of $50 million per year, through mid-year 2002.

                                   -- more --

                                                            2000 Earnings/page 4

Lehman Brothers (NYSE: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman
Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, visit our Web site at www.lehman.com.


                         Financial Information Attached



Conference Call

A conference call to discuss the Firm's financial results and its outlook for 2001, will be held at 10:30 a.m. EST on Thursday, January 4. Members of the public who would like to access the conference call should dial 712-257-0489 (passcode: LEH). The conference call will also be accessible through the "Shareholders" section of the Firm's web site, www.lehman.com. For those unable to listen to the live broadcast, a replay will be available on the Firm's web site or by dialing 1-800-469-6599 (domestic) or 402-220-2034 (international), beginning approximately one hour after the event, and remaining through January 19, 2001.


Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts but instead represent only the Firm's expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Firm's most recent Annual Report to Shareholders and most recent Quarterly Report on Form 10-Q.

EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)


                                                      Three Months Ended          Percentage Of
                                             ------------------------------------
                                               November 30         November 30    Dollar Change
                                                   2000               1999          Inc/(Dec)
Revenues:
    Principal transactions                          $ 659              $ 623
    Investment banking                                552                432
    Commissions                                       254                186
    Interest and dividends                          4,928              3,453
    Other                                              21                  7
                                             -----------------  -----------------
           Total revenues                           6,414              4,701
    Interest expense                                4,716              3,290
                                             -----------------  -----------------
           Net revenues                             1,698              1,411           20%
                                             -----------------  -----------------
Non-interest expenses:
    Compensation and benefits                         806                715
    Technology and communications                      91                 85
    Brokerage and clearance fees                       76                 57
    Business development                               57                 31
    Professional fees                                  56                 33
    Occupancy                                          38                 32
    Other                                              20                 20
                                             -----------------  -----------------
           Total non-interest expenses              1,144                973           18%
                                             -----------------  -----------------
Income from operations
  before taxes and dividends on
  trust preferred securities                          554                438           26%
    Provision for income taxes                        141                122
    Dividends on trust preferred securities            14                 15
                                             -----------------  -----------------
Net income                                            399                301           33%
    Preferred stock dividends                          13                  9
                                             -----------------  -----------------
Net income applicable to
 common stock                                       $ 386              $ 292           33%
                                             =================  =================


Earnings per common share
   Basic                                           $ 1.60             $ 1.21
                                             =================  =================

   Diluted                                         $ 1.46             $ 1.14
                                             =================  =================



EXHIBIT 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)



                                                     Twelve Months Ended         Percentage Of
                                             -----------------------------------
                                               November 30         November 30   Dollar Change
                                                   2000                1999        Inc/(Dec)
                                             -----------------------------------
Revenues:
    Principal transactions                         $ 3,713            $ 2,341
    Investment banking                               2,216              1,682
    Commissions                                        944                651
    Interest and dividends                          19,440             14,251
    Other                                              134                 64
                                             -----------------   ---------------
           Total revenues                           26,447             18,989
    Interest expense                                18,740             13,649
                                             -----------------   ---------------
           Net revenues                              7,707              5,340         44%
                                             -----------------   ---------------
Non-interest expenses:
    Compensation and benefits                        3,931              2,707
    Technology and communications                      341                327
    Brokerage and clearance fees                       264                232
    Business development                               182                122
    Professional fees                                  184                115
    Occupancy                                          135                116
    Other                                               91                 90
                                             -----------------   ---------------
           Total non-interest expenses               5,128              3,709         38%
                                             -----------------   ---------------
Income from operations
  before taxes and dividends on
  trust preferred securities                         2,579              1,631         58%
    Provision for income taxes                         748                457
    Dividends on trust preferred securities             56                 42
                                             -----------------   ---------------
Net income                                           1,775              1,132         57%
    Preferred stock dividends                           96                 95
                                             -----------------   ---------------
Net income applicable to
   common stock                                    $ 1,679            $ 1,037         62%
                                             =================   ===============

Earnings per common share
   Basic                                             $ 6.89            $ 4.27
                                              =================  ===============

   Diluted                                           $ 6.38            $ 4.08
                                              =================  ===============




EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)



                                Three Months Ended                   Twelve Months Ended
                         ----------------------------------  ------------------------------------
                          November 30        November 30       November 30         November 30
                             2000               1999              2000                1999
                         ---------------   ----------------  ----------------    ----------------

Investment Banking:
   Advisory                    $243              $129                $777               $504
   Equity                       135               155                 817                456
   Debt                         166               141                 585                704
                         ---------------   ----------------  ----------------    ----------------

         Total                  544               425               2,179              1,664
                         ---------------   ----------------  ----------------    ----------------

Capital Markets:

   Equity                       329               320               2,629              1,425
   Fixed Income                 657               508               2,060              1,668
                         ---------------   ----------------  ----------------    ----------------

         Total                  986               828               4,689              3,093
                         ---------------   ----------------  ----------------    ----------------

Client Services:

   Private Client               157               153                 795                573
   Private Equity                11                 5                  44                 10
                         ---------------   ----------------  ----------------    ----------------

         Total                  168               158                 839                583
                         ---------------   ----------------  ----------------    ----------------


Total Lehman                 $1,698            $1,411              $7,707             $5,340
                         ===============   ================  ================    ================


EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)


                               Twelve Months Ended                                   Quarters Ended

                              ---------- -------------    ------------ -------------- ------------- ------------ --------------
                                  2000          1999        11/30/00        8/31/00       5/31/00      2/29/00        11/30/99
                              -------------- -------------    ------------ -------------- ------------- ------------ --------------
Income Statement
Net Revenues                    $ 7,707       $ 5,340         $ 1,698        $ 2,052       $ 1,755      $ 2,202        $ 1,411
Non-Interest Expenses:
  Compensation and Benefits       3,931         2,707             806          1,067           912        1,145            715
  Nonpersonnel Expenses           1,197         1,002             338            312           285          263            258
Net Income                        1,775         1,132             399            457           378          541            301
Net Income Applicable to
   Common Stock                   1,679         1,037             386            444           366          482            292
Earnings per Common Share (a)
   Basic                          $6.89         $4.27           $1.60          $1.83         $1.49        $1.96          $1.21
   Diluted                        $6.38         $4.08           $1.46          $1.68         $1.39        $1.84          $1.14

Financial Ratios (%)
Return on Common Equity
     (annualized) (b)              27.4          21.8            22.4           27.5          24.0         36.8           21.6
Return on Common Equity
   (annualized) (c)                26.6          20.8            22.4           27.5          24.0         33.3           21.6

Pretax Operating Margin            33.5          30.5            32.6           32.8          31.8         36.1           31.1
Compensation & Benefits/
   Net Revenues                    51.0          50.7            47.5           52.0          52.0         52.0           50.7
Effective Tax Rate                 29.0          28.0            25.5           30.0          29.7         30.1           28.0

Balance Sheet
Total Assets                                                  $225,000      $ 225,668     $ 233,433    $ 213,889      $ 192,244
Total Assets Excluding Matched Book (d)                        143,000        153,051       149,691      137,125        130,022
Common Stockholders' Equity                                      7,081          6,690         6,246        5,986          5,595
Total Stockholders' Equity + Trust
     Preferred Securities                                        8,641          8,250         7,806        7,296          6,993
Total Capital (e)                                               43,874         43,657        41,339       39,610         37,684
Book Value per Common Share (a) (f)                              28.78          27.58         25.59        24.40          22.75

Other Data (#s)
Employees                                                       11,326         10,512         9,343        9,026          8,893
Common Stock Outstanding                                   236,395,332    240,223,072   243,416,862  240,300,436    239,825,620
Average Shares (a)
   Basic                     243,762,511   242,954,118     241,873,653    242,258,734   246,345,300  246,054,882    241,522,130

   Diluted (g) (h)           264,163,612   258,565,344     265,421,298    265,043,124   265,265,690  262,411,968    257,988,744

(a) All share and per share data have been restated for the two-for-one common stock split.
(b) Return on common equity calculated using net income before adjusting for special preferred dividends.
(c) Return on common equity calculated using net income after adjusting for special preferred dividends.
(d) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(e) Total capital includes long-term debt, Trust Preferred Securities and stockholders' equity.
(f) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(g) For the quarter ended November 30, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 4,236,792 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 5,559,474 common shares had the effect of decreasing diluted earnings per share by $0.02.
(h) For the quarters ended November 30, August 31 and May 31, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375, common shares had the effect of decreasing diluted earnings per share by $0.01. For the quarter ended February 29, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,604 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375 shares had the effect of decreasing diluted earnings per share by $0.03.